Patrick F. Quan

Secretary

American Funds Developing World Growth and Income Fund

Steuart Tower

1 Market Street, Suite 2000

San Francisco, California 94105

Mailing address:

P.O. Box 7650

San Francisco, California 94120-7650

(415) 393-7110 Tel

pfq@capgroup.com

January 27, 2014

Capital Research and Management Company

333 South Hope Street

Los Angeles, CA 90071

Re: Investment Letter

Gentlemen and Ladies:

In October 2013, American Funds Developing World Growth and Income Fund, a Delaware statutory trust (the “Fund”), sold to you $100,000 of its Class A shares of beneficial interest, no par value, (the “Shares”) at a price of $10.00 per share. The Fund hereby offers to sell to you an additional $24,900,000 of its Shares to be invested across its various classes (as stated in Exhibit A attached to this letter). The Shares will be sold at a price of $10.00 per share upon the following terms and conditions:

You agree to pay to the Fund the aggregate purchase price of $24,900,000.00 against delivery of a statement confirming the registration of the Shares in your name.

You represent to the Fund that you are purchasing the Shares for your own account for investment purposes and not with the present intention of redeeming or reselling the Shares and that the purchase price of such Shares is in payment for an equity interest and does not represent a loan or temporary advance by you.

You understand that you are obligated to pay certain expenses incurred in connection with the organization of the Fund, as shall be reflected in an Investment Advisory and Service Agreement between you and the Fund. You agree that you will not redeem any of the Shares while any portion of such organizational expenses has not been paid by you.

Very truly yours,

AMERICAN FUNDS DEVELOPING WORLD

GROWTH AND INCOME FUND

By /s/ Patrick F. Quan

Patrick F. Quan

   Secretary

Confirmed and agreed January 27, 2014

CAPITAL RESEARCH AND MANAGEMENT COMPANY

By /s/ Michael J. Downer

Michael J. Downer

Senior Vice President and Secretary

Exhibit A

Allocation of Seed Money for American Funds Developing World Growth and Income Fund

Class A	$24,850,000 (including $100K already purchased)
Class B	$10,000
Class C	$10,000
Class F-1	$10,000
Class F-2	$10,000
Class 529-A	$10,000
Class 529-B	$10,000
Class 529-C	$10,000
Class 529-E	$10,000
Class 529-F-1	$10,000
Class R-1	$10,000
Class R-2	$10,000
Class R-3	$10,000
Class R-4	$10,000
Class R-5	$10,000
Class R-6	$10,000
Total	$25,000,000

Patrick F. Quan

Secretary

American Funds Developing World Growth and Income Fund

Steuart Tower

1 Market Street, Suite 2000

San Francisco, California 94105

Mailing address:

P.O. Box 7650

San Francisco, California 94120-7650

(415) 393-7110 Tel

pfq@capgroup.com

February 28, 2014

Capital Research and Management Company

333 South Hope Street

Los Angeles, CA 90071

Re: Investment Letter

Gentlemen and Ladies:

In October 2013, American Funds Developing World Growth and Income Fund, a Delaware statutory trust (the “Fund”), sold to you $100,000 of its Class A shares of beneficial interest, no par value, at a price of $10.00 per share and an additional $24,900,000 of its shares, which were invested across its various classes (as reflected in Exhibit A, Table 1 attached to this letter). The Fund hereby offers to sell to you an additional $25,000,000 of its Class A shares (the “Shares”), as reflected in Exhibit A, Table 2 attached to this letter. The Shares will be sold at their current net asset value price per share on March 4, 2014, upon the following terms and conditions:

You agree to pay to the Fund the aggregate purchase price of $25,000,000.00 against delivery of a statement confirming the registration of the Shares in your name.

You represent to the Fund that you are purchasing the Shares for your own account for investment purposes and not with the present intention of redeeming or reselling the Shares and that the purchase price of such Shares is in payment for an equity interest and does not represent a loan or temporary advance by you.

You understand that you are obligated to pay certain expenses incurred in connection with the organization of the Fund, as is reflected in an Investment Advisory and Service Agreement between you and the Fund. You agree that you will not redeem any of the Shares while any portion of such organizational expenses has not been paid by you.

Very truly yours,

AMERICAN FUNDS DEVELOPING WORLD

GROWTH AND INCOME FUND

By /s/ Patrick F. Quan

Patrick F. Quan

   Secretary

Confirmed and agreed February 28, 2014

CAPITAL RESEARCH AND MANAGEMENT COMPANY

By /s/ Michael J. Downer

Michael J. Downer

Senior Vice President and Secretary

Exhibit A

Allocation of Seed Money for American Funds Developing World Growth and Income Fund

effected on February 3, 2014

Table 1

Class A	$24,850,000 (including $100K already purchased)
Class B	$10,000
Class C	$10,000
Class F-1	$10,000
Class F-2	$10,000
Class 529-A	$10,000
Class 529-B	$10,000
Class 529-C	$10,000
Class 529-E	$10,000
Class 529-F-1	$10,000
Class R-1	$10,000
Class R-2	$10,000
Class R-3	$10,000
Class R-4	$10,000
Class R-5	$10,000
Class R-6	$10,000
Total	$25,000,000

Allocation of Seed Money for American Funds Developing World Growth and Income Fund

to be effected on March 4, 2014

Table 2

Class A	$25,000,000
Class B	N/A
Class C	N/A
Class F-1	N/A
Class F-2	N/A
Class 529-A	N/A
Class 529-B	N/A
Class 529-C	N/A
Class 529-E	N/A
Class 529-F-1	N/A
Class R-1	N/A
Class R-2	N/A
Class R-3	N/A
Class R-4	N/A
Class R-5	N/A
Class R-6	N/A
Total	$25,000,000